UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

MSCI Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center,	250 Greenwich Street, 49th Floor,	New York,	New York	10007
(Address of Principal Executive Offices) (Zip Code)
(212) 804-3900
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On January 30, 2023, the Board of Directors (the “Board”) of MSCI Inc. (the “Company”) appointed C.D. Baer Pettit, President and Chief Operating Officer of the Company, to serve as a director on the Board effective immediately. Following the appointment of Mr. Pettit, the Board is comprised of twelve directors. The Board does not expect to appoint Mr. Pettit as a member of any of its four standing committees.

Mr. Pettit will serve on the Board until the next annual meeting of shareholders of the Company, or until his successor is elected and qualified or until the earlier of his death, resignation or removal.

Mr. Pettit joined the Company in 2000 and has served as the Company’s President since October 2017 and Chief Operating Officer since January 2020, having previously served as Chief Operating Officer from 2015 to 2017. He is responsible for the Company’s commercial and operational functions, including client coverage, marketing, product management, research and product development, technology and operations. He previously served as the Company’s Head of Products, Head of Index Products, Head of Marketing and Head of Client Coverage. Mr. Pettit holds a Master of Arts degree in history from Cambridge University and a Master of Science degree from the School of Foreign Service at Georgetown University.

There are no family relationships between Mr. Pettit and any officer or other director of the Company. There is no arrangement or understanding between Mr. Pettit and any other person pursuant to which he was selected as an officer or director. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Pettit and the Company or any of its subsidiaries.

Mr. Pettit will not receive any additional compensation as a result of his appointment to the Board.

(e) 2023 Executive Compensation

On January 27, 2023, as part of its review of the Company’s 2023 executive compensation program, and in recognition of individual performance achievements and potential future contributions, peer group analyses, overall responsibilities and functional experience, and in an effort to retain and motivate executive leadership in the short- and long-term, the Compensation, Talent and Culture Committee of the Board approved an increase in annual long-term incentive compensation from $1,300,000 to $2,100,000 for the Company’s Chief Financial Officer, Andrew C. Wiechmann. No changes to annual base salary or annual target cash incentive compensation were approved.

Item 7.01 Regulation FD Disclosure.

The press release announcing the matters described in Item 5.02(d) above is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of the Registrant, dated January 31, 2023, titled “Baer Pettit Appointed to MSCI Inc. Board of Directors.”
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: January 31, 2023	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer